Exhibit 99.1

             STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER OF
            SOUTHWEST AIRLINES CO. REGARDING FACTS AND CIRCUMSTANCES
                        RELATING TO EXCHANGE ACT FILINGS

      I, James F. Parker, Chief Executive Officer of Southwest Airlines Co. ("Southwest Airlines" or "Company"), state and attest that:

      (1) To the best of my knowledge, based upon a review of the covered reports of Southwest Airlines, and, except as corrected or supplemented in a subsequent covered report:

         - no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

         - no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8K or definitive proxy materials, as of the date on which it was filed).

      (2) I have reviewed the contents of this statement with the Company's audit committee.

      (3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

         - The Company's Annual Report on Form 10-K for the year ended December 31, 2001 filed with the Commission on February 4, 2002;

         - all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Southwest Airlines filed with the Commission subsequent to the filing of the Form 10-K identified above; and

         -   any amendments to any of the foregoing.

/s/ James F. Parker
James F. Parker
July 26, 2002

Subscribed and sworn to before me this 26th day of July, 2002.

/s/ Sandra J. Housouer
Notary Public
My Commission Expires: 09/16/02